UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2008

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2008 Corning Incorporated announced that Jane D. Poulin will resign as Chief Accounting Officer and Division Vice President of Corning, effective on March 31, 2008. The Executive Committee of the Corning Board of Directors has designated Katherine A. Asbeck, Sr. Vice President, Finance, as principal accounting officer effective immediately.

Ms. Asbeck, 51, joined Corning in 1991 as Director of Accounting, was appointed Assistant Controller in 1993, was previously designated Chief Accounting Officer in 1994, and was elected Vice President and Controller in 1997. She was elected Senior Vice President in 2001, and then Senior Vice President, Finance in October 2005. She is also a director of Samsung Corning Precision Glass Co., Ltd. To Corning Incorporated's knowledge, all section 16(a) requirements applicable to Ms. Asbeck were met in 2007 and to date. She had no direct or indirect material interest in any reportable related party transactions with Corning.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

February 29, 2008	By:	Vincent P. Hatton

Name: Vincent P. Hatton
Title: Senior Vice President and General Counsel